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                                                                   EXHIBIT 10.27

                             SUBORDINATION AGREEMENT

        This Subordination Agreement (this "Agreement") dated February 22, 2000, is entered into by and between Taurean Investments AG and Pegasus Capital II, L.P. (collectively, the "Creditors"), on the one hand, and Dieter Meier, Walter Bosch, Stephen D. Jackson, Milton Chang and Onset Ventures (collectively, the "Investors"), on the other hand.

                                    RECITALS

        A. Euphonix, Inc., a California corporation (the "Borrower") has requested that the Investors extend credit to the Borrower as evidenced by a Secured Promissory Note dated February 22, 2000 (the "February 22 Note"), secured by the assets and property of Borrower.

        B. The Creditors extended credit to the Borrower pursuant to a Secured Promissory Note dated July 30, 1999 (the "July 30 Note").

        C. To induce Investors to extend credit to the Borrower pursuant to the February 22 Note, the Creditors agree to subordinate, under the terms and conditions set forth herein, (i) all of the Borrower's indebtedness and obligations to the Creditors, existing now or hereafter (the "Subordinated Debt") to all of the Borrower's indebtedness and obligations to Investors under the February 22 Note, in an amount not to exceed $1,500,000 plus accrued interest thereon, exclusive of costs of collection (the "Senior Debt"); and (ii) all of the Creditors' security interests, to all of Investors' security interests in the Borrower's property.

THE PARTIES AGREE AS FOLLOWS:

        1. The Creditors subordinate to the Investors any security interest or lien that they have in any property of the Borrower. Despite attachment or perfection dates of the Creditors' security interest and the Investors' security interest, the Investors' security interest in the Collateral, as defined in the February 22 Note, is prior to the Creditors' security interest.

        2. All Subordinated Debt payments are subordinated to all Senior Debt, including interest accruing after any bankruptcy, reorganization or similar proceeding and all obligations under the February 22 Note (the "Senior Debt"). Notwithstanding the foregoing, the Creditors may (i) receive regularly scheduled payments of interest that constitute Subordinated Debt, pursuant to the terms of the July 30 Note, provided that no Event of Default (as defined in the February 22 Note) has occurred and is continuing or would result from such payment and
(ii) convert any Subordinated Debt into equity securities of the Borrower under the terms and conditions set forth in the July 30 Note.

        3. Without the written consent of the Investors, such consent to be granted in the Investors' sole discretion, the Creditors will not:
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               (a)    demand or receive from the Borrower (and the Borrower will not pay), except as provided in Section 2, above, any part of the Subordinated Debt, by payment, prepayment, or otherwise,

               (b)    exercise any remedy against the Collateral, or

               (c) accelerate the Subordinated Debt, or begin to or participate in any action against the Borrower, until all the Senior Debt is paid.

        4. The Creditors must deliver to the Investors in the form received (except for endorsement or assignment by the Creditors) any payment, distribution, security or proceeds it receives on the Subordinated Debt other than according to this Agreement.

        5. This Agreement shall remain in full force and effect, despite the Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law, and the Investors' claims against the Borrower and the Borrower's estate will be fully paid, to the extent arising from sums subordinated hereunder, before any payment is made to the Creditors.

        6. Until the Senior Debt is paid, the Creditors irrevocably appoint the Investors as their attorney-in-fact, with power of attorney with power of substitution, in the Creditors' names or in Investors' name, for the Investors' use and benefit, with 5 business days notice to the Creditors, to do the following in any bankruptcy, insolvency or similar proceeding involving the
Borrower:

               (a) File any claims for the Subordinated Debt for the Creditors if the Creditors do not do so at least 30 days before the time to file claims expires, and

               (b) Accept or reject any plan of reorganization or arrangement for the Creditors and vote the Creditors' claims in respect of the Subordinated Debt in any way it chooses.

        7. The Creditors will immediately put a legend on the Subordinated Debt instruments that the instruments are subject to this Agreement. No amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that the Investors have in Borrower's property. For example, instruments may not be amended to (i) increase the interest rate of the Subordinated Debt, or (ii) accelerate payment of principal or interest or any other portion of the Subordinated Debt.

        8. This Agreement shall remain in full force and effect so long as the Borrower owes any portion of the Senior Debt to the Investors. If, after full payment of the Senior Debt, the Investors must disgorge any payments made on the Senior Debt, this Agreement and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though the payments had not been made, and the Creditors will immediately pay the Investors all payments received under the Subordinated Debt to the extent the payments would have been prohibited under this Agreement. At any time without notice to the Creditors, the Investors may take

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actions it considers appropriate on the Senior Debt such as terminating advances, increasing the principal, extending the time of payment, increasing interest rates, renewing, compromising or otherwise amending any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against the Borrower or any other person. No action or inaction will impair or otherwise affect the Investors' rights under this Agreement. The Creditors waive any benefits of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and
3433.

        9. This Agreement binds the Creditors, their successors or assigns, and benefits Investors' successors or assigns. This Agreement is for the Investors' benefit and not for the benefit of the Borrower or any other party. If the Borrower is refinancing any of the Senior Debt with a new lender, upon the Investors' request of Creditors, the Creditors will enter into a new subordination agreement with the new lender on substantially the terms of this Agreement.

        10. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together constitute one instrument.

        11. California law governs this agreement without giving effect to conflicts of laws principles. The Creditors and the Investors submit to the exclusive jurisdiction of the courts in Santa Clara County, California. THE CREDITORS AND THE INVESTORS EACH WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION FROM THIS AGREEMENT.

        12. This Agreement represents is the entire agreement about this subject matter, and supersedes prior negotiations or agreements. The Creditors are not relying on any representations by the Investors or the Borrower in entering into this Agreement. The Creditors will keep themselves informed of the Borrower's financial and other conditions. This Agreement may be amended only by written instrument signed by the Creditors and Investors.

        13. If there is an action to enforce the rights of a party under this Agreement, the party prevailing will be entitled, in addition to other relief, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in the action.

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



"CREDITORS"                                             "INVESTORS"


TAUREAN INVESTMENTS AG
                                                        -----------------------------
                                                        Dieter Meier

                                                        -----------------------------
By:                                                     Walter Bosch
        ------------------------------

Title:
        ------------------------------                  -----------------------------
                                                        Stephen D. Jackson


                                                        -----------------------------
PEGASUS CAPITAL II, L.P.                                Milton Chang

By:
        ------------------------------                  -----------------------------
                                                        Onset Ventures
Title:
        ------------------------------                  -----------------------------
                                                        By:
                                                        Title:




The Borrower approves the terms of this Agreement.

                                                        The "Borrower"

                                                        EUPHONIX, INC.

                                                        By:
                                                                ----------------------
                                                                Barry Margerum

                                                        Title:  Chief Executive Officer

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